Exhibit 99.1

ANACOR PHARMACEUTICALS, INC. ANNOUNCES PRICING OF OFFERING OF

$250 MILLION OF 2.00% CONVERTIBLE SENIOR NOTES DUE 2023

Palo Alto, CA, March 31, 2016— Anacor Pharmaceuticals, Inc. (NASDAQ: ANAC) announced today the pricing of its offering of $250,000,000 aggregate principal amount of 2.00% Convertible Senior Notes due 2023 (the “Convertible Notes”) in a private placement under the Securities Act of 1933, as amended (the “Securities Act”). Anacor also granted to the initial purchasers of the Convertible Notes a 30-day option to purchase up to an additional $37,500,000 aggregate principal amount of the Convertible Notes, solely to cover over-allotments, if any. The offering of the Convertible Notes is expected to close on April 6, 2016, subject to customary closing conditions.

In connection with the pricing of the Convertible Notes, Anacor entered into capped call transactions with certain financial institutions (the “option counterparties”). The capped call transactions are expected to reduce the potential dilution to Anacor’s common stock and/or offset any cash payments that Anacor will be required to make in excess of the principal amount upon any conversion of the Convertible Notes, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions will initially be approximately $80.18 per share of Anacor common stock, representing a premium of approximately 50.0% to the $53.45 per share closing price of Anacor’s common stock on March 31, 2016, and is subject to certain adjustments under the terms of the capped call transaction documentation.

In connection with establishing their initial hedges of the capped call transactions, Anacor expects that the option counterparties (and/or their respective affiliates) will enter into various derivative transactions with respect to Anacor’s common stock concurrently with or shortly after the pricing of the Convertible Notes and that the option counterparties (and/or their respective affiliates) may unwind these various derivative transactions and purchase shares of Anacor’s common stock in open market transactions shortly following the pricing of the Convertible Notes. These activities could have the effect of increasing, or reducing the size of a decline in, the market price of Anacor’s common stock or the Convertible Notes concurrently with, or shortly following, the pricing of the Convertible Notes.  In addition, the option counterparties (and/or their respective affiliates) may modify their hedge positions by entering into or unwinding various derivatives with respect to Anacor’s common stock and/or purchasing or selling Anacor’s common stock or other securities of Anacor in secondary market transactions following the pricing of the Convertible Notes and prior to the maturity of the Convertible Notes (and are likely to do so during any observation period related to a conversion of Convertible Notes or following any repurchase of Convertible Notes by Anacor on any fundamental change purchase date or otherwise).  Any of these activities could cause or avoid an increase or a decrease in the market price of Anacor’s common stock or the Convertible Notes, which could affect a holder’s ability to convert the Convertible Notes and, to the extent the activity occurs during any observation period related to a conversion of Convertible Notes, it could affect the number of shares and/or value of the consideration that holders will receive upon conversion of the Convertible Notes.  In addition, if the capped call transactions fail to become effective, whether or not the offering of Convertible Notes is completed, the option counterparties (and/or their respective affiliates) may unwind their hedge positions with respect to Anacor’s common stock, which could adversely affect the value of Anacor’s common stock and, if the Convertible Notes have been issued, the value of the Convertible Notes.

Anacor expects that the net proceeds from the offering of the Convertible Notes will be approximately $241.6 million, after deducting the initial purchasers’ fees and estimated offering expenses.  Anacor intends to use approximately $14.0 million of the net proceeds of the offering to fund the cost of the capped call transactions described above and the remaining net proceeds for general corporate purposes.  If the over-allotment option granted to the initial purchasers is exercised, Anacor may use a portion of the net proceeds from the sale of additional Convertible Notes to enter into additional capped call transactions and intends to use the remaining net proceeds from the sale of additional Convertible Notes for general corporate purposes.

The Convertible Notes will be general unsecured obligations of Anacor.  The Convertible Notes will bear interest at a fixed rate of 2.00% per year, payable semiannually in arrears on April 15 and October 15 of each year, beginning on October 15, 2016.  The Convertible Notes will mature on April 15, 2023, unless earlier purchased or converted.  The Convertible Notes will not be redeemable at Anacor’s option prior to their maturity date.

Subject to satisfaction of certain conditions and during certain periods, the Convertible Notes will be convertible at the option of holders into cash, shares of Anacor common stock or a combination thereof (with the form of consideration at Anacor’s election).  The conversion rate will initially be 14.1201 shares of common stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $70.82 per share of Anacor common stock).  The conversion rate and the corresponding conversion price will be subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest.  The initial conversion price of the Convertible Notes represents a premium of approximately 32.5% to the $53.45 per share closing price of Anacor’s common stock on March 31, 2016.

If Anacor undergoes a fundamental change (as defined in the indenture governing the Convertible Notes), holders may require Anacor to purchase for cash all or part of their Convertible Notes at a purchase price equal to 100% of the principal amount of the Convertible Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.  In addition, if certain make-whole fundamental changes occur, Anacor will, in certain circumstances, increase the conversion rate for any Convertible Notes converted in connection with such make-whole fundamental change.

The offering is being made to qualified institutional buyers pursuant to Rule 144A under the Securities Act.  Neither the Convertible Notes nor any shares of Anacor’s common stock issuable upon conversion of the Convertible Notes have been or are expected to be registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Goldman, Sachs & Co. and Citigroup Global Markets Inc. are acting as joint book-running managers for the offering.  Cowen and Company, LLC is acting as the lead manager and Wedbush Securities Inc. and JMP Securities LLC are acting as co-managers for the offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Anacor Pharmaceuticals, Inc.

Anacor is a biopharmaceutical company focused on discovering, developing and commercializing novel small-molecule therapeutics derived from its boron chemistry platform. Anacor’s first approved product, KERYDIN® (tavaborole) topical solution, 5%, is an oxaborole antifungal approved by the U.S. Food and Drug Administration in July 2014 for the topical treatment of onychomycosis of the toenails. In July 2014, Anacor entered into an exclusive agreement with Sandoz Inc., a Novartis company, pursuant to which PharmaDerm, the branded dermatology division of Sandoz, distributes and commercializes KERYDIN in the United States. In September 2014, PharmaDerm launched KERYDIN. Anacor’s lead product development candidate is crisaborole topical ointment, 2%, a novel non-steroidal topical anti-inflammatory PDE-4 inhibitor in development for the potential treatment of mild-to-moderate atopic dermatitis and psoriasis. Beyond KERYDIN and crisaborole, Anacor has discovered three investigational compounds that it has out-licensed for further development. Anacor also has a pipeline of other internally discovered topical and systemic boron-based compounds in early stages of research and development.

Forward-Looking Statements

This press release includes forward-looking statements regarding Anacor’s financing plans, including statements related to the expected completion of the offering of the Convertible Notes, Anacor’s intended use of the net proceeds of the offering and the actions of the option counterparties or their affiliates with respect to the capped call transactions.  These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe” and other similar expressions are intended to identify forward looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release and Anacor undertakes no obligation to update any forward-looking statement in this press release except as required by law. These forward looking statements are based on estimates and assumptions by Anacor’s management that, although believed to be reasonable, are inherently uncertain and subject to a number of risks.  There can be no assurance that Anacor will be able to complete the proposed offering of Convertible Notes on the anticipated terms, or at all.  Actual results may differ materially from those anticipated or predicted by Anacor’s forward-looking statements as a result of various important factors, including, but not limited to, the risks and uncertainties related to whether or not Anacor will consummate the offering of the Convertible Notes, the impact of general economic, industry, market or political conditions and the other risks and uncertainties identified in Anacor’s periodic filings, including Anacor’s Annual Report on Form 10-K for the year ended December 31, 2015.

Contacts

Graeme Bell, 650-543-7516

Executive Vice President and Chief Financial Officer

DeDe Sheel, 650-543-7575

Senior Director, Investor Relations and Corporate Communications